                                                                Exhibit 1.A.5(a)
                                                                NEV-2


New England Variable Life Insurance Company

NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY Agrees to pay THE DEATH BENEFIT OF THIS POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF OF THE DEATH OF THE INSURED; AND to provide THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

These agreements are subject to all the provisions of the Policy.

Signed on the Date of Issue for the Company at its Administrative Office, 501 Boylston Street, Boston, Massachusetts 02117.

John A. Fibiger
/s/
President


Kernan F. King
/s/
Secretary


VARIABLE WHOLE LIFE POLICY
 .  The Death Benefit is payable at the death of the Insured.
 .  Premiums are payable to the Company for a specified period.
 .  Values and benefits are affected by investment performance.
 .  The Policy does not participate in Dividends.

PLEASE READ YOUR POLICY CAREFULLY

     The Death Benefit for the first policy month will be equal to the Face Amount shown in Section 1. For policy months after the first, the Death Benefit can increase or decrease, depending on separate investment account performance; but it will not be less than the Face Amount. See Section 9.

     The Cash Value of this Policy can vary from day to day. It can increase or decrease, depending on separate investment account performance. See Section 8.

TEN DAY RIGHT TO RETURN THE POLICY

When this Policy is issued, you should examine it. You can return the Policy to the Company or its Agent for any reason: (a) within 10 days after you receive it from the Company; or, if later, (b) within 45 days after Part I of the Application is signed. If you do, the Policy will be cancelled. The Company will refund an amount equal to any premium paid plus or minus any separate investment account performance as of the date the returned Policy is received by the Company or its Agent; except that if required by state or Federal law or regulation, the Company will refund an amount equal to any premium paid. The Policy will then be void from the beginning.

POLICY PROVISIONS                ALPHABETICAL GUIDE

Section                                             Section
1        Policy Schedule                                   1,3  Age of Insured
2        Table of Values                                    12  Assignments
3        Contract                                            4  Automatic Premium Payment
4        Premiums                                           12  Beneficiary
5        The Variable Account                               13  Benefits, Payment of
6        Nonpayment of Premiums                            2,8  Cash Value
7        Reinstatement After Lapse                           3  Claims of Creditors
8        Cash Value of the Policy                            3  Contestable
9        Death Benefit                                       3  Contract
10       Policy Loans                                        8  Cost of Insurance
11       Exchange of Policy                                1,3  Date of Issue
12       Owner and Beneficiary                             1,3  Date, Policy
13       Payment of Benefits                                 9  Death Benefit
14       Payment Options                                    11  Exchange of Policy
15       Life Income Tables                                2,6  Extended Term Insurance
__       Riders, if any                                      1  Face Amount
__       Copy of the Application                             4  Grace Period
__       Amendments and Endorsements                         8  Investment Return
                                                             6  Lapse Options
                                                         13,14  Life Income Options
                                                            15  Life Income Tables
                                                             1  Loan Interest Rate
                                                          2,10  Loans, Policy
                                                             8  Net Cash Value
                                                             6  Nonpayment of Premiums
                                                            12  Owner
                                                           2,6  Paid-Up Insurance
                                                            14  Payment Options
                                                             3  Periodic Reports
                                                            10  Policy Loan Balance
                                                             3  Postponement of Payments
                                                             4  Premiums
                                                             7  Reinstatement
                                                             1  Schedule, Policy
                                                             5  Sub-Accounts
                                                             3  Suicide
                                                             8  Surrender of the Policy
                                                             2  Values, Table of
                                                             5  Variable Account

1.    POLICY SCHEDULE

Owner and Beneficiary: As named in the Application or as later changed. See
Section 12.

INSURED:  JOHN ALDEN                 AGE AND SEX:        35 MALE

POLICY NUMBER:  SPECIMEN             POLICY DATE:     APRIL 1, 1983

FACE AMOUNT:  $25,000                DATE OF ISSUE:   APRIL 1, 1983

PLAN: 30 PAYMENT VARIABLE LIFE       POLICY LOAN INTEREST RATE:  5%

POLICY CLASS: STANDARD


SCHEDULE OF BENEFITS
     30 PAYMENT VARIABLE LIFE                                     $25,000

SCHEDULE OF ANNUAL PREMIUMS
     POLICY YEARS                                                 TOTAL

     FIRST 30                                                     $500.00

TOTAL PREMIUM ON POLICY DATE

     ANNUAL          SEMI-ANNUAL      QUARTERLY

     $500.00         $253.20          $127.18

TABLE OF NET ANNUAL PREMIUMS

BEGINNING OF
POLICY YEAR             NET PREMIUM
1                       $269.62
2 THRU 4                $394.32
5 THRU 30               $414.10

New England Variable Life Insurance Company

Kernan F. King
/s/
Secretary

2.  TABLE OF VALUES

The amounts shown in this Table are not guaranteed. These amounts would accrue if the Base Investment Return were realized. The actual amounts may be more or less than the amounts shown here. See Sections 6 and 8.

INSURED: JOHN ALDEN        AGE AND SEX:  35 MALE

POLICY NUMBER: SPECIMEN    FACE AMOUNT:  $25,000
                           PLAN: 30 PAYMENT VARIABLE LIFE

    END OF          CASH               PAID UP         EXTENDED     TERM INSURANCE
    POLICY         VALUE              INSURANCE          YEARS           DAYS
     YEAR
1                   216.46            $   774              3               94
2                   568.89              1,969              7              130
3                   932.41              3,124             10              157
4                 1,306.40              4,237             12              280
5                 1,711.38              5,376             14              260
6                 2,127.32              6,473             16               94
7                 2,554.23              7,531             17              181
8                 2,992.41              8,551             18              182
9                 3,441.98              9,536             19              114
10                3,903.13             10,486             19              358
11                4,375.88             11,404             20              189
12                4,860.13             12,291             20              349
13                5,355.86             13,149             21              110
14                5,862.95             13,978             21              210
15                6,381.37             14,780             21              291
16                6,911.04             15,557             21              358
17                7,451.98             16,311             22               51
18                8,004.56             17,043             22              105
19                8,568.94             17,755             22              155
20                9,145.46             18,450             22              203
25 AGE 60        12,223.72             21,736             23              152
30 AGE 65        15,709.42             POLICY FULLY PAID-UP
35 AGE 70        17,309.10

New England Variable Life Insurance Company

Kernan F. King
/s/
Secretary

3.  CONTRACT

THE CONTRACT. This Policy is a legal contract between the Owner of the Policy (called "you") and New England Variable Life Insurance Company, a Delaware corporation, (called "the Company"). The Policy, which includes the attached Application, is the entire contract between you and the Company. All Riders are listed in Section 1. No change in or waiver of the pro-visions of the Policy is valid unless the change or waiver is signed by the President or the Secretary of the Company.

PAYMENTS UNDER THE CONTRACT. All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Administrative Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Administrative Office of proof of death of the Insured.

DATES. Policy years, months and anniversaries are all measured from the Policy Date. The contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are both shown in Section 1.

NOT CONTESTABLE AFTER TWO YEARS. Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured for two years from the Date of Issue.

SUICIDE WITHIN TWO YEARS. If the Insured dies by suicide within two years from the Date of Issue, the Death Benefit will be limited to the amount of the premiums paid less any Policy Loan Balance on the date of death.

AGE OF INSURED. The age of the Insured on the Policy Date and on policy anniversaries means the age at the nearest birthday of the Insured. Between anniversaries, age means age on the last anniversary plus elapsed time. If the age or sex of the Insured has not been correctly stated in the Application, the values and benefits will be corrected to the amounts which the premiums paid would have purchased for the correct age and sex.

CLAIMS OF CREDITORS. The Policy and payments under it will be exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES. Reserves and Cash Values are not less than those based on the Commissioners 1958 Standard Ordinary Mortality Table. Cost of insurance rates and net single premiums are guaranteed. They are not greater than those based on the Commissioners 1958 Standard Ordinary Mortality Table. Curtate monthly functions are used. Interest is at the effective rate of 4% per year compounded monthly. Reserves are not less than reserves computed by the Commissioners Reserve Valuation Method. A detailed statement of the method of computing values, cost of insurance rates and net single premiums has been filed with the Insurance Department of the state in which the Policy is delivered. All values are equal to or are in excess of the minimum values required by and all comply with the law of that state.

PERIODIC REPORTS. The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. Each report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; and any other required information. No reports will be sent while the Policy is in force under a Lapse Option.

EXPENSE AND MORTALITY EXPERIENCE. The Company guarantees that the benefits and values under this Policy will not be adversely affected by expense and mortality experience.

POSTPONEMENT OF VARIABLE BENEFITS. The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

 .    The New York Stock Exchange is closed for trading; or

 .    The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

 .    The NEL Series Fund is permitted under law or regulation to postpone payment of redemption proceeds.

POSTPONEMENT OF LOANS AND SURRENDER AFTER LAPSE. If the Policy is in force under the Paid-Up or Extended Term

Insurance Option, the Company can postpone payment of the Net Cash Value for not more than six months after surrender. If payment is postponed for more than 30 days it will be credited with interest from the date of surrender. The rate of interest will be determined each year by the Company; but the rate will not be less than 3 1/2% per year.

If the Policy is in force under the Paid-Up Insurance Option, the Company can postpone the making of any Policy Loan for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

4.  PREMIUMS

PAYMENT. Premiums are your payments to the Company for the Policy. Payments can be made at the Administrative Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be furnished on request. The Policy will not be in force until the first premium is paid.

AMOUNT AND FREQUENCY. Annual premiums for the Policy and for any Riders are shown in Section 1. Payments can be semi-annual or quarterly or can be at any other frequency agreed to by the Company. Payment is due in advance on the first day of each payment period, starting on the Policy Date. Future Cash Values and Death Benefits can be permanently affected:

 .    By payment of premiums at a frequency other than annual; and
 .    By changing the frequency of payment of premiums.

No premium will be due or payable for any period after the death of the Insured.

GRACE PERIOD. There is a grace period of 31 days in which to pay a premium, without interest, after its due date. The insurance remains in force during the grace period.

OPTION FOR AUTOMATIC PREMIUM PAYMENT BY POLICY LOANS. If this Option has been elected in writing, and if a premium is not paid by the end of its grace period, a premium will be paid automatically to the next quarterly due date by using any available Loan Value of the Policy. (See Section 10.) If the unpaid premium is an annual or a semiannual premium, it will be paid in full, if possible. If the amount available is not sufficient to pay a premium to the next quarterly due date, no premium will be paid. Loan interest will be charged on automatic Policy Loans from the due date of the premium. You can elect or cancel this Option at any time.

PREMIUM ADJUSTMENT AT DEATH. The pro rata portion of any premium paid for a period beyond the date of death will be added to the policy proceeds. This adjustment does not apply to Paid-Up or Extended Term Insurance.

If the Insured dies during the grace period of an unpaid premium, a pro rata premium to the date of death will be deducted from the policy proceeds.

5.  THE VARIABLE ACCOUNT

THE VARIABLE ACCOUNT. The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar Policies; but the Account is not chargeable with liabilities arising out of any other business the Company may conduct.

SUB-ACCOUNTS. The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the NEL Series Fund. Shares of a portfolio are purchased for a sub-account at their net asset value. The Policy's first investment in the Account is made as of the latest of:

 .    The Policy Date;
 .    The date of Part II of the Application; and
 .    The date the first premium is received by the Company.

Each distribution of income, dividends and capital gains from a portfolio to the Account will be reinvested for the benefit of the Owners of the Policies at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company.

The values and benefits of the Policy depend on the investment performance of the portfolios in which the sub-accounts you elect are invested. The Company does not guarantee the investment performance of the portfolios. You bear the investment risk for amounts applied to the sub-accounts you elect.

ELECTION OF SUB-ACCOUNTS. You elect the sub-accounts in which future net premiums are to be invested. (See Section 1 for net annual premiums.) You can change the election for future premiums at any time by notice to the Company in writing. The portion to be applied to each sub-account elected must be a whole percent not less than 10.

The portfolios as of the Date of Issue are listed in the then current prospectus for the Account.

CHANGE IN PORTFOLIOS. The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then in the NEL Series Fund; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

 .    The value of the removed portfolio; and
 .    Future net premiums applied to that sub-account.

TRANSFER OPTION. You can transfer all or a portion of the Policy's existing share in a sub-account to another sub-account. Transfers of existing shares will be subject to a limit of 2 in each policy year, except with the consent of the Company.

CHANGE OF INVESTMENT POLICY. The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the state of Delaware; and (b) a statement of the approval process has been filed with the Insurance Department of the state in which this policy is delivered.

RIGHTS RESERVED BY THE COMPANY. The Company reserves the right to take certain actions subject to compliance with law and, if required, the approval of the Owners of the Policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest the assets of the Account other than in the NEL Series Fund; (d) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or in any other form permitted by law; and (e) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

6.  NONPAYMENT OF PREMIUMS

LAPSE OF POLICY. Any premium which is not paid by its due date is in default. If it remains unpaid at the end of its 31-day grace period and is not paid automatically under the Option in Section 4, the Policy will lapse. If the Policy has lapsed, it will not be affected by the investment performance of the Account.

LAPSE OPTIONS. If the Policy lapses because a premium is not paid, any Net Cash Value of the Policy will be transferred from the Account to the general account of the Company and used to continue the Policy in force either as Paid-Up Insurance or Extended Term Insurance as stated below. Any Riders will lapse unless otherwise stated in the Rider. Any Policy Loans will terminate when the Net Cash Value is used for this purpose.

ELECTION OF LAPSE OPTION. If the Policy is in a Standard Policy Class (see
Section 1) the use of the Extended Term Insurance Option at lapse will be automatic, unless you elect the Paid-Up Insurance Option. You can make or change your election at any time in writing, but not later than 60 days after the due date of the premium in default. Regardless of any election:

 .    If the Net Cash Value will provide an amount of Paid-Up Insurance equal to or greater than the amount of Extended Term Insurance, the Paid-Up Insurance Option will be used; and

 .    If the Insured dies within 60 days after the date of the premium in default, the Option which will provide the greater death benefit will be used.

If the Policy is not in a Standard Policy Class, only the Paid-Up Insurance Option is available.

PAID-UP INSURANCE OPTION. Paid-Up Insurance is permanent life insurance for a level amount with no further premiums due. It has increasing Cash Values and Loan Values. The amount of Paid-Up Insurance is payable at the death of the Insured.

Paid-Up Insurance will be provided by using the Net Cash Value of the Policy as a net single premium at the age of the Insured on the due date of the premium in default. The Table of Values (Section 2) shows samples of the amount of Paid-Up Insurance which the Cash Value could provide.

EXTENDED TERM INSURANCE OPTION. (Available only if the Policy is in a Standard Policy Class.) Extended Term Insurance is life insurance for a level amount for a limited term with no further premiums due. It has Cash Values, but no Loan Value. The Amount of Extended Term Insurance is payable only if the Insured dies prior to the end of the term.

Extended Term Insurance will be provided by using the Net Cash Value of the Policy as a net single premium at the age of the Insured on the due date of the premium in default. The amount of Extended Term Insurance will equal the Death Benefit of the Policy on the due date of the premium in default. The Table of Values (Section 2) shows samples of the length of the term which the Cash Value could provide.

7.  Reinstatement After Lapse

REINSTATEMENT. The Policy and Riders can be reinstated at any time. (See Limitations on Reinstatement below.) Reinstatement will be subject to:

 .    Application to reinstate; and

 .    Proof that the Insured is then insurable if reinstatement is applied for more than 31 days after the end of the grace period of the premium in default; and

 .    Payment, while the Insured is living, of the cost to reinstate; and

 .    Payment or reinstatement of any Policy Loan Balance on the due date of the premium in default, plus interest from that date to the date of reinstatement of the Policy at the rate of 5% per year compounded yearly.

The cost to reinstate is the greater of: (a) each unpaid premium plus interest at the rate of 5% per year compounded yearly; and (b) 110% of any increase in the Cash Value as the result of the reinstatement plus each unpaid Rider premium with interest at the rate of 5% per year compounded yearly.

If Extended Term Insurance is in force under Section 6, and there are at least five years of the term left, proof of insurability will not be required to reinstate the Face Amount of the Policy; but it may be required to reinstate Riders.

Policy Loans may have been made while the Policy is in force as Paid-Up Insurance. (See Section 6.) If the Loans are not repaid, they will continue in force after the Policy is reinstated.

LIMITATIONS ON REINSTATEMENT. The Policy and Riders cannot be reinstated, except with the consent of the Company:

 .    If more than seven years have passed since the due date of the premium in default; or

 .    If the Policy has been surrendered for its Net Cash Value. (See Section 8.)

Any Rider which provides life or disability insurance on a person other than the Insured can be reinstated only as stated in the Rider.

8.  Cash Value of the Policy

SURRENDER OF THE POLICY. You can surrender the Policy for its Net Cash Value at any time by notice to the Company in writing. Upon surrender, the Policy will terminate. The Net Cash Value will be paid to you in one sum, unless you elect in writing to apply all or part of the Value to any Payment Option. (See Payment of Benefits, Section 13.)

NET CASH VALUE. The Net Cash Value of the Policy is equal to:

 .    The Cash Value of the Policy;
              LESS

 .    Any Policy Loan Balance.

CASH VALUE. The Cash Value of the Policy if all premiums due have been paid is equal to the total of the Policy's share of the elected sub-accounts and the amount of any assets transferred to the general investment account of the Company because of Policy Loans. (See Section 10.) The amount of the Cash Value depends on: the frequency and amount of net premiums; investment performance; cost of insurance charges; transfers among sub-accounts; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on the investment performance of the elected sub-accounts. (See Actual Investment Return below.)

For 60 days after the due date of a premium in default, the Cash Value will not be less than the Cash Value on the due date plus or minus the Actual Investment Return from the due date to the date of the calculation.

If the Policy is in force under the Paid-Up Insurance Option or the Extended Term Insurance Option, the Cash Value of the Policy on any date is equal to the net single premium which would be required to provide the insurance at the age of the Insured on that date. For 31 days after each policy anniversary, the Cash Value will not be less than on the anniversary.

The Cash Value of the Policy is not increased by the Cash Value of any Rider, unless stated in the Rider.

COST OF INSURANCE. The cost of insurance is deducted from the Cash Value:

 .    On the last day of each policy month; and

 .    On the date the Policy is surrendered if it is other than the last day of the policy month.

The cost of insurance will be deducted in the same proportion as the Policy is invested in the sub-accounts.

The cost of insurance depends on the difference between the Death Benefit and the Cash Value on the last day of the month and on the cost of insurance rate at the time of the deduction. The cost is pro rated for surrender during a policy month.

Cost of insurance rates are based on age, sex and under-writing class. The rates vary monthly. Rates will be quoted by the Company on request.

If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the cost of insurance, the difference will be treated in the same manner as an excess Policy Loan. (See Section 10.)

TABLE OF CASH VALUES. The Table of Cash Values (Section 2) shows samples of the Cash Value of the Policy at various dates, assuming:

 .    That an annual premium has been paid on the first day of each policy year;
     and

 .    That the Actual Investment Return is equal to the Base Investment Return;
     and

 .    That there is no Policy Loan Balance.

Values at other dates and for premium frequencies other than annual will be quoted by the Company on request.

BASE INVESTMENT RETURN. The Policy has a Base Investment Return for each elected sub-account for each Valuation Period. The Policy's Base Investment Return is the amount which would be earned by the Policy's share of the sub-account if its investment performance was at a rate equivalent to 4% per year compounded monthly.

ACTUAL INVESTMENT RETURN. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b) minus (c); where:

 .    (a) is equal to the Policy's share of the sub-account as of the end of the
     Valuation Period;
                                PLUS

 .    the Policy's share of all dividend and capital gains distributions made to the sub-account if the ex-dividend date occurs during that Valuation
     Period;
                                PLUS

 .    The interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;
                            PLUS or MINUS

 .    a charge or credit for Policy's share of any reserve for taxes which the
     Company determines to apply to the sub-account; and

 .    (b) is equal to the Policy's share of the sub-account for the most recent
     Valuation Period;
                            PLUS or MINUS

 .    a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

 .    (c) is a charge for the mortality risk and the expense risk assumed by the
     Company which is equal to .00000957 times (a) times the number of days in that Valuation Period.

VALUATION PERIODS AND VALUATION DATES. A Valuation Period for each sub-account is a period:

 .    Which starts on a Valuation Date; and
 .    Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

9.  DEATH BENEFIT

DEATH BENEFIT. The Death Benefit will be equal to:

 .    The greater of the Variable Death Benefit and the Guaranteed Minimum Death
     Benefit;
                           LESS

 .    Any Policy Loan Balance.

GUARANTEED MINIMUM DEATH BENEFIT. The Guaranteed Minimum Death Benefit is equal to the Face Amount shown in Section 1, regardless of the investment performance of the sub-accounts, if all premiums due have been paid.

VARIABLE DEATH BENEFIT. The Variable Death Benefit for the first policy month is equal to the Face Amount. The Variable Death Benefit for each later policy month is adjusted on the first day of that policy month. For each policy month after the first, the Variable Death Benefit:

 .    Will increase if the Actual Investment Return plus any cost of insurance adjustment is greater than the Base Investment Return;

 .    Will remain the same if the Actual Investment Return plus any cost of insurance adjustment is equal to the Base Investment Return; and

 .    Will decrease if the Actual Investment Return plus any cost of insurance adjustment is less than the Base Investment Return.

The Amount by which the Variable Death Benefit will change each policy month is equal to:

 .    The dollar amount by which the Policy's Actual Investment Return plus any cost of insurance adjustment is greater or less than its Base Investment Return;

                               DIVIDED BY

 .    The Net Single Premium per $1.00 of Variable Death Benefit at the age of
     the Insured on the first day of the policy month.

The cost of insurance adjustment, if any, to be added to the Actual Investment Return to compute the Variable Death Benefit is equal to the difference between the cost of insurance for this Policy's underwriting class and the cost of insurance for a standard underwriting class; and, if the Insured is female, the difference between the cost of insurance for a female and a male of the same age.

10.  POLICY LOANS

POLICY LOANS. You can borrow all or part of the Loan Value of the Policy from time to time by written application to the Company; except that during the first policy year, the consent of the Company is required. Policy Loans are made on the sole security of the Policy. The amount available to be borrowed at any time is equal to the Loan Value less any Policy Loan Balance at that time. Policy Loans may be charged automatically against the Policy to pay premiums. (See Option for Automatic Premium Payment in Section 4.) Policy Loans will reduce the Policy's share of the sub-accounts proportionately, unless you request otherwise. Assets equal to the amount of the Loan:

 .    Will be transferred to the general investment account of the Company; and

 .    Will earn interest at the effective rate of 4% per year compounded monthly.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

LOAN VALUE. The Loan Value of the Policy is the amount which with loan interest will equal 90% of the Cash Value of the Policy projected with interest at a rate equivalent to 4% per year compounded monthly to the next loan interest due date or, if earlier, to the next premium due date.

If the Policy is in force under the Paid-Up Insurance Option, the Loan Value is the amount which with loan interest will equal the Cash Value of the Policy on the next loan interest due date. The Policy has no Loan Value while it is in force as Extended Term Insurance. (See Section 6.)

INTEREST ON LOANS; POLICY LOAN BALANCE. Policy Loans bear interest as shown in
Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due each year on the premium anniversary date. Loan interest not paid when due will be added to the Loan and will bear interest.

REPAYMENT OF LOANS. Policy Loans may be repaid to the Company at any time in whole or part. Loan repayments will be allocated in the same proportion as the Policy is invested in the sub-accounts, unless you request otherwise. A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date of death of the Insured. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy, the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 31 days after mailing of the notice, the Policy will lapse without value.

11.  EXCHANGE OF POLICY

EXCHANGE OF POLICY. Within 24 months after its Date of Issue, you can exchange this Policy, if all premiums due have been paid, for a policy which provides fixed benefit insurance. The new policy will be issued:

 .    By New England Mutual Life Insurance Company (called "New England Life");

 .    On any plan of Whole Life or Endowment insurance with a level face amount issued by New England Life on the Policy Date;

 .    With the same Insured, Age, Policy Date, Face Amount and underwriting class as this Policy;

 .    Subject to any cost or credit and the repayment of any Policy Loan Balance;
     and

 .    Subject to any assignments of this Policy, and limitations on this Policy stated in Riders.

Benefits provided by Rider will be available on the new policy only with the consent of New England Life.

CHANGE COST OR CREDIT. Any change cost or credit will be quoted by the Company on request.

12.  OWNER AND BENEFICIARY

OWNER. The Owner of the Policy is named in the Application. (See copy attached.) However, the Owner can be changed from time to time. The new Owner will succeed to all of the rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is an individual, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will terminate at the death of the Insured, except for Payment of Benefits. (See Section 13.)

BENEFICIARY. The Beneficiary is named in the Application. (See copy attached.) However, the Beneficiary can be changed from time to time before the death of the Insured. The Beneficiary has no rights in the Policy until the death of the Insured. An individual must survive the Insured to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner. The Beneficiary can also be a corporation, a partnership, a fiduciary or any other legal entity.

CHANGE OF OWNER OR BENEFICIARY. A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Administrative Office.

ASSIGNMENTS. An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Administrative Office. The Company will not be responsible for determining whether or not an assignment is valid.

DESIGNATION OF OWNER AND BENEFICIARY. A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

 .    "Child" includes an adopted or posthumous child;

 .    "Provision for issue" means that if a Beneficiary does not survive the
     Insured, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

 .    A family relation such as "wife," "husband;' or "child" means the relation to the Insured.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

13.  PAYMENT OF BENEFITS

PAYMENT. The policy proceeds will be paid in one sum, unless you elect to apply all or part of the proceeds to any Payment Option. (See Section 14.) The Company will pay interest on the proceeds from the date they become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be determined each year by the Company; but the rate will not be less than 3 1/2% per year.

ELECTION OF PAYMENT OPTIONS; OPTION DATE. The election of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the election from time to time before the death of the Insured. The Option Date is the effective date of the Payment Option, as stated in the election.

PAYEE. A Payee is any individual, corporation, partnership, fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

ELECTION BY PAYEES. Any proceeds payable in one sum at the death of the Insured, or upon surrender of the Policy, can be applied to any Payment Option at the election of the Payee. Further, subject to the consent of the Company, any Payee who is entitled to receive proceeds in one sum at the expiration of a Payment Option, or at the death of a prior Payee, or upon withdrawal of the proceeds, can elect to apply the proceeds to a Payment Option.

RIGHTS OF PAYEES. In the election of a Payment Option the right can be given to the Payee:

 .    To withdraw principal and interest under the Fourth or Fifth Option; or

 .    To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Payments under the Life Income Options cannot be commuted, except for payments certain. No Payee can assign, anticipate, commute or withdraw the payments under any Payment Option, unless the right is reserved in the election of the Option.

LIMITATIONS. Amounts less than $2,000 can be applied to a Payment Option only with the consent of the Company. If installments under an Option are less than $20, the Company can change the interval of payment to 3 or 6 or 12 months in order to increase each payment to at least $20.

LIFE INCOME OPTIONS. Life Income Options are based on the sex of the Payee and the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based on the nonparticipating rates shown in the Life Income Tables (Section 15), or on the nonparticipating Payment Option rates of the Company on the Option Date, whichever rates are more favorable to the Payee.

PURCHASE OF INCREASED LIFE INCOME BENEFITS. On the Option Date a one sum purchase payment can be made to the Company to add to the proceeds being applied to any Life Income Option. The portion of Life Income payments purchased in this way will be based on the nonparticipating Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 15). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

DEATH OF PAYEE. Amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the surviving or next succeeding Payee. If no Payee survives, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die. If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is elected.

COMMUTATION RATE. The interest rate used to compute the commuted value of any unpaid payments certain:

 .    Under the First Option will be 3 1/2% per year; and

 .    Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

14.  PAYMENT OPTIONS

PAYMENT OPTIONS. You can elect to have all or part of the policy proceeds applied to provide payments under any one of the following Options, subject to
Section 13, Payment of Benefits:

FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS.

The Company will make equal monthly payments which will include both principal and interest. Payments will begin on the Option Date and will continue for the number of years elected, which may not be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

--------------------------------------------------------------------------------
Number                          Number                      Number
of Years                       of Years                    of Years
--------------------------------------------------------------------------------
1              $84.65             11        $9.09             21        $5.56
2               43.05             12         8.46             22         5.39
3               29.19             13         7.94             23         5.24
4               22.27             14         7.49             24         5.09
5               18.12             15         7.10             25         4.96
6               15.35             16         6.76             26         4.84
7               13.38             17         6.47             27         4.73
8               11.90             18         6.20             28         4.63
9               10.75             19         5.97             29         4.53
10               9.83             20         5.75             30         4.45

SECOND OPTION: LIFE INCOME. The Company will make equal monthly payments. Payments will begin on the Option Date and will continue:

 .    During the life of the Payee, with no further payment after the death of the Payee, called "Life Income, No Refund"; or

 .    During the life of the Payee, but for at least 10 years, called "Life
     Income, 10 Years Certain"; or

 .    During the life of the Payee, but for at least 20 years, called "Life
     Income, 20 Years Certain."

THIRD OPTION: LIFE INCOME WITH REFUND. The Company will make equal monthly payments. Payments will begin on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total of the payments made is less than the total proceeds applied to the Option, then:

 .    The difference will be paid in one sum, called "Life Income, Cash Refund";
     or

 .    The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Installment Refund."

FOURTH OPTION: INTEREST. The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

 .    Will be paid each month to the Payee beginning one month after the Option
     Date; or

 .    Will be added to the principal amount each year and earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be determined each year by the Company; but will not be less than 3 1/2% per year.

FIFTH OPTION: SPECIFIED AMOUNT OF INCOME. The Company will make equal monthly payments which will include both principal and interest. Payments will be in the amount elected. Payments may be quarterly or at any other frequency elected, and payments may be in variable amounts, all subject to the consent of the Company. Payments will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be determined each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.

SIXTH OPTION: LIFE INCOME FOR TWO LIVES. The Company will make equal monthly payments. Payments will begin on the Option Date and will continue:

 .    While either of two Payees is living, called "Joint and Survivor Life
     Income"; or

 .    While either of two Payees is living, but for at least 10 years, called
     "Joint and Survivor Life Income, 10 Years Certain"; or

 .    While two Payees are living, and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income."

15.  LIFE INCOME TABLES

LIFE INCOME TABLES. Guaranteed monthly payments per $1,000 of proceeds applied to the Life Income Options are shown below:

-------------------------------------------------------------------------------------------------------
SECOND AND THIRD OPTIONS: LIFE INCOME
-------------------------------------------------------------------------------------------------------
Age of Payee                           10 YEARS         20 YEARS         CASH        INSTALLMENT
Male  Female           NO REFUND       CERTAIN          CERTAIN         REFUND          REFUND
-------------------------------------------------------------------------------------------------------
15*      20*            $3.27           $3.26            $3.25           $3.23          $3.24
16       21              3.29            3.28             3.27            3.25           3.26
17       22              3.30            3.29             3.28            3.26           3.27
18       23              3.32            3.31             3.30            3.28           3.29
19       24              3.34            3.33             3.32            3.30           3.31
20       25              3.36            3.35             3.34            3.32           3.33
21       26              3.38            3.37             3.36            3.34           3.35
22       27              3.40            3.39             3.38            3.36           3.37
23       28              3.42            3.41             3.40            3.38           3.39
24       29              3.44            3.43             3.42            3.40           3.41
25       30              3.46            3.45             3.44            3.42           3.43
26       31              3.49            3.48             3.47            3.45           3.46
27       32              3.51            3.50             3.49            3.47           3.48
28       33              3.54            3.53             3.52            3.50           3.51
29       34              3.57            3.56             3.55            3.53           3.54
30       35              3.60            3.59             3.58            3.56           3.57
31       36              3.63            3.62             3.61            3.59           3.60
32       37              3.66            3.65             3.64            3.62           3.63

33       38              3.69            3.68             3.67            3.65           3.66
34       39              3.73            3.72             3.70            3.68           3.69
35       40              3.76            3.75             3.73            3.71           3.72
36       41              3.80            3.79             3.77            3.75           3.76
37       42              3.85            3.84             3.81            3.79           3.80
38       43              3.89            3.88             3.84            3.82           3.83
39       44              3.93            3.92             3.88            3.86           3.87
40       45              3.98            3.97             3.93            3.90           3.92
41       46              4.03            4.02             3.97            3.95           3.96
42       47              4.09            4.07             4.01            3.99           4.01
43       48              4.14            4.13             4.06            4.04           4.06
44       49              4.20            4.18             4.11            4.09           4.11
45       50              4.17            4.24             4.16            4.14           4.16
46       51              4.33            4.30             4.21            4.19           4.21
47       52              4.40            4.37             4.27            4.25           4.27
48       53              4.47            4.44             4.32            4.30           4.33
49       54              4.55            4.51             4.38            4.37           4.40
50       55              4.63            4.59             4.44            4.43           4.46
51       56              4.72            4.66             4.50            4.50           4.53
52       57              4.81            4.75             4.56            4.57           4.61
53       58              4.90            4.84             4.63            4.65           4.69
54       59              5.00            4.93             4.69            4.72           4.77
55       60              5.11            5.03             4.76            4.81           4.86
56       61              5.22            5.13             4.83            4.90           4.95
57       62              5.35            5.24             4.90            4.99           5.04
58       63              5.48            5.35             4.97            5.09           5.15
59       64              5.62            5.47             5.04            5.19           5.25
60       65              5.76            5.60             5.11            5.30           5.37
61       66              5.92            5.74             5.18            5.42           5.49
62       67              6.10            5.88             5.25            5.54           5.62
63       68              6.28            6.03             5.31            5.68           5.76
64       69              6.48            6.19             5.37            5.81           5.91
-------------------------------------------------------------------------------------------------------
Age of Payee                           10 YEARS         20 YEARS         CASH        INSTALLMENT
Male  Female           NO REFUND       CERTAIN          CERTAIN         REFUND          REFUND
-------------------------------------------------------------------------------------------------------
65       70            $ 6.70           $6.36            $5.43           $ 5.97         $ 6.06
66       71              6.93            6.53             5.48             6.12           6.23
67       72              7.19            6.72             5.52             6.29           6.41
68       73              7.46            6.91             5.57             6.47           6.59
69       74              7.76            7.10             5.60             6.65           6.79
70       75              8.08            7.30             5.63             6.85           7.01
71       76              8.44            7.51             5.66             7.07           7.23
72       77              8.83            7.72             5.68             7.29           7.48
73       78              9.26            7.92             5.70             7.53           7.74
74       79              9.72            8.12             5.71             7.80           8.01
75       80             10.23            8.32             5.72             8.06           8.31
76       81             10.79            8.51             5.72             8.37           8.62
77       82             11.40            8.69             5.72             8.65           8.95
78       83             12.06            8.85             5.72             8.96           9.31

79       84             12.78            9.00             5.73             9.34           9.68
80       85+            13.56            9.14             5.73             9.67          10.07
81                      14.39            9.26             5.73            10.02          10.49
82                      15.28            9.36             5.73            10.41          10.92
83                      16.23            9.44             5.73            10.85          11.37
84                      17.25            9.52             5.73            11.25          11.86
85+                     18.33            9.58             5.73            11.67          12.33
-------------------------------------------------------------------------------------------------------
*and under    +and over
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
SIXTH OPTION: LIFE INCOME FOR TWO LIVES
-------------------------------------------------------------------------------------------------------
Age of one Payee       Age of Other Payee (Male)
 (Female)
-------------------------------------------------------------------------------------------------------
                       55          60           65         70         75
-------------------------------------------------------------------------------------------------------

                               Joint and Survivor

55             4.25       $4.36        $4.45      $4.52      $4.57
60             4.45        4.63         4.78       4.90       4.99
65             4.63        4.90         5.16       5.37       5.53
70             4.78        5.16         5.55       5.92       6.22
75             4.90        5.37         5.92       6.50       7.05
80             4.99        5.53         6.22       7.05       7.94

--------------------------------------------------------------------------------
                      Joint and Survivor, 10 Years Certain
--------------------------------------------------------------------------------

55             $4.24       $4.35        $4.44      $4.51     $4.55
60              4.44        4.62         4.77       4.89      4.96
65              4.62        4.89         5.14       5.34      5.48
70              4.77        5.14         5.52       5.86      6.12
75              4.89        5.34         5.86       6.39      6.84
80              4.96        5.48         6.12       6.84      7.51

--------------------------------------------------------------------------------
                           Joint and 2/3 to Survivor
--------------------------------------------------------------------------------

55             $4.63      $4.85        $5.09       $5.35     $5.63
60              4.87       5.13         5.42        5.73      6.08
65              5.13       5.44         5.81        6.21      6.64
70              5.42       5.81         6.17        6.79      7.36
75              5.73       6.21         6.79        7.48      8.26
80              6.08       6.64         7.36        8.26      9.34

--------------------------------------------------------------------------------

Payments for other ages or for 2 females or 2 males will be quoted by the Company on request.

VARIABLE WHOLE LIFE POLICY

 .    The Death Benefit is payable at the death of the Insured.
 .    Premiums are payable to the Company for a Specified period.
 .    Values and benefits are affected by investment performance.
 .    The Policy does not participate in Dividends.

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.



NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY
ADMINISTRATIVE OFFICE:
501 BOYLSTON STREET
BOSTON, MASSACHUSETTS 02117

------------------------------------------------------------
Amendments and Endorsements (To be made only by the Company)

                                                                Exhibit 1.A.5(a)
                                                                    NEV APP 1-83
NEW ENGLAND VARIABLE

                                                  For Company Use Only

                                                  No___________________

                          PART I - APPLICATION TO THE
                  New England Variable Life INSURANCE COMPANY
                     for INSURANCE ON THE PROPOSED INSURED

    Questions below pertain to Proposed Insured unless otherwise indicated.

1.   Address (Include street and number, city, state and zip code)

a.   Residence
     ---------

b.   Business
     --------

2.   Premium Notice Address - Proposed Insured
     ___  at 1 .a.    ____    at 1 .b.

     ___  Other than Proposed Insured (Give Name and Address)


________________________________________________________________________________
                               (Street)      (City)      (State)      (Zip Code)

3.      Social Security or Employer Identification Number

Proposed
Insured
---------------------------------
First Owner
---------------------------------

4.  Birthplace

    ------------------------------------
     (City)  (State or Country)

5.  Citizen of

    -------------------------------------

6. Marital Status
     ___ Married     ___ Single
     ___ Divorced    ___ Widowed ___ Separated

7.  Birthdate

     -------------------------------------
     (mo/day/yr)

8.  Age (Nearest Birthday)
    --------------------------------------

9.  Sex  ___ Male  ____ Female

10. a.  Occupation
        -------------------------------------------------------

    b.  Principal Duties
        -------------------------------------------------------

    c.  Other Duties
        -------------------------------------------------------


11. a.  Employer
        -------------------------------------------------------

    b.  Nature of Business
        -------------------------------------------------------


12. a.  Annual income after business expenses and before income taxes:
                        (Answer every item)

        Earned income: $                    Other income:$
                        -------------------              --------------------
                                                           (Describe in 25)
    b.  Net worth: $
                    ------------------------

13. Life Insurance (Personal, Business and Group) in Force (If none, so state)

Company                                    Year of Issue          Amount              ADB
-------------------------------------      ---------------        --------------      ---------------

-------------------------------------      ---------------        --------------      ---------------

-------------------------------------      ---------------        --------------      ---------------
(Put "B" to the left of any business insurance listed)

14. Disability Insurance (Personal, Business and Group) in Force (If none, so state)

                                                                                                           Accident Death
Company                                    Year of Issue         Monthly Income       Benefit Period       Benefit
-------------------------------------      ---------------        --------------      ---------------      ---------------

-------------------------------------      ---------------        --------------      ---------------      ---------------

-------------------------------------      ---------------        --------------      ---------------      ---------------
(Put "B" to the left of any business insurance listed)

15. Any other negotiations for life, disability or accidental death insurance pending or contemplated? ____ Yes ___No
     (If "Yes", see 23)

16. Any insurance or annuity in this or any other company which has been or will be replaced as a result of this application for insurance? (If "Yes', complete required replacement forms; list company, policy number & amounts in 23)

     ___ Yes ____ No

17.  Any intent to travel or reside outside USA? ___ Yes ___ No
     (If "Yes", see 23)

18. Any flights made as a trainee, pilot or crew member within 3 years, or any intent to learn to fly? ___ Yes ___ No
     (If YES, complete Aviation Questionnaire)

19. Any participation within the past 3 years or intent to participate in: any flights as a trainee, pilot or crew member; SCUBA diving; sky diving; hang gliding; or motor racing? (If "Yes", complete applicable Questionnaire

     ___Yes ___ No

20.  Any suspension or revocation of driver's license within past 2 years?   ___

     ___ Yes ___ No  (If "Yes" see 23)

21.  a.   Any cigarette smoking in past year?  ____ Yes ___No

     (If YES, state number of cigarettes per day_____)

22. Any treatment for or consultation with a physician concerning a heart attack, a stroke or cancer (other than skin cancer) within past 2 years?

     ____ Yes ___No

23. Any change in health or any treatment by or consultation with a physician since the date of Part II of this Application? (Answer only if Part II is dated prior to Part I. If "Yes'; see 23)

     ____ Yes ___No

24.  Is Proposed Insured currently employed less than full time? ____ Yes ___No

25.  Explain "Yes" answers (Attach memo if more space needed)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

26.  Plan of Insurance
     -----------------

     Riders (Complete any additional application needed)

     ___   Waiver of Premiums

     ___   Acc. Death Ben.            $
                                      ------------------
     ___   Purchase Option            $
                                      ------------------
     ___   Level Term                 $
                                      ------------------

27.  Indicate any special request (Attach memo if more space needed)

28.  Beneficiary (Include relation to Proposed Insured) Continued on
     Reverse Side

(1)  Primary                 (2)  Secondary

---------------------------  --------------------------------------------------


29.  Is Proposed Insured to own the policy? ____ Yes ___No
     (If "No" name the Owner (Include relation to Proposed Insured) (Note: a numbered sequence may be used to name successive Owners)

--------------------------------------------------------------------------------

30.  Premium Mode
     ___  Annual  ___  Semi-Annual  ___  Quarterly

     ___  Other (see 28)

31. If available under policy applied for, are premiums in default to be paid automatically by policy loan?

     ____ Yes ___No

32. If available under policy applied for, are premiums in default to be paid automtcially by policy loan?

     ____ Yes ___No

33.  Prepayment $            ____     None (If Question 22 or 23 is answered
                -
     "Yes", no prepayment is permitted)

34.  Account Allocation (whole %) (Minimum 10% in each selected account)

     ___% Capital Growth

     ___% Money Market

     ___% Bond Income

     100% Total

35.  Suitability Statement by Applicant

     a.   Did you receive the prospectus? ____ Yes ___No

          (If "Yes", give date of prospectus)__________

     b.   Do you understand that

          -    the death benefit may increase or decrease depending on the policy's investment return, but will never be less than the guaranteed minimum? ____ Yes ___No

          -    the cash value may increase or decrease depending on the

               investment return? ____ Yes ___No

     c.   Do you believe that this policy will meet insurance needs & financial objectives? ____ Yes ___No


     Administrative Office Use: Additions and Amendments

General To the best of my knowledge and belief, the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in "Additions and Amendments" as to: (a) age; or (b) plan of insurance; or (c) riders; or (d) amounts; or (e) rate class.

When Insurance Takes Effect. If a prepayment is made in connection with this Application, the Insurance will take effect as stated in the Prepayment Receipt and Temporary Life Insurance Agreement. Otherwise, the insurance will take effect only when the first premium is paid; provided that at the time of such payment: (a) this Application has been approved by the Company at its Administrative Office; and (b) there has been no change in insurability as represented in this Application since the date of the Application.

Limitation on Authority of Agents and Examiners. Agents and Examiners do not have authority: (a) to determine insurability; or (b) to change any terms of this Application; or (c) to make a contract for the Company.


Signed at (City and State)                            Date           19
                          ----------------------------    -----------  ------

--------------------  -----------------------------  -------------------------
  Agent                Proposed Insured              Applicant if other than
                                                     Proposed Insured